Filed Pursuant to Rule 424(b)(5)
Registration No. 333-253781
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Maximum offering price per share	Maximum aggregate offering price	Amount of registration fee(2)
Common stock, par value $0.01 per share	4,025,000	$19.50	$78,487,500.00	$8,562.99

(1)
Assumes exercise in full of the underwriters’ option to purchase up to an additional 525,000 shares of common stock.

(2)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 2, 2021)
3,500,000 Shares
DIGI INTERNATIONAL INC.
Common Stock

We are offering 3,500,000 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is listed on the Nasdaq Global Select Market under the symbol “DGII.” On March 3, 2021, the last reported sale price for our common stock on the Nasdaq Global Select Market was $20.93 per share.
Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-4 of this prospectus supplement, page 3 of the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to purchase our common stock.

	Per Share	Total
Public offering price	$19.5000	$68,250,000
Underwriting discounts and commissions(1)	$1.0725	$3,753,750
Proceeds, before expenses, to us	$18.4275	$64,496,250

(1)
In addition to the underwriting discount, we have agreed to reimburse the underwriters for certain expenses. See “Underwriting” for additional information regarding underwriting compensation.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 525,000 shares of our common stock from us at the public offering price less the underwriting discounts and commissions. See “Underwriting” for more information.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares to the investors on or about March 8, 2021, subject to customary closing conditions.
Sole Book-Running Manager
Piper Sandler
Co-Managers
Craig-Hallum	Stephens Inc.	Roth Capital Partners	Colliers Securities LLC
The date of this prospectus supplement is March 3, 2021.

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered hereunder. This prospectus supplement may add, update or change information contained in the accompanying prospectus or any documents incorporated by reference herein or therein. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein or therein.
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we have prepared in connection with this offering. Neither we nor any of the underwriters have authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate only as of the date of this prospectus supplement, the accompanying prospectus and any such free writing prospectus, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any such free writing prospectus, or of any sale of our common stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and accompanying prospectus and the offering of shares of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of shares of our common stock and the distribution of this prospectus supplement and accompanying prospectus outside the United States. This prospectus supplement and accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
In this prospectus supplement and the accompanying prospectus, unless the context requires otherwise, references to “Digi,” the “Company,” “we,” “us” and “our” refer to Digi International Inc., a Delaware corporation, together with our consolidated subsidiaries.
We have proprietary rights to several trademarks used in this prospectus supplement and the accompanying prospectus which are important to our business. Solely for convenience, the trademarks and trade names in this prospectus supplement and the accompanying prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. All other brand names or trademarks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus supplement and the accompanying prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the factors described under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and the financial statements, notes to financial statements, financial and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.
Overview
We are a leading global provider of business and mission-critical Internet of Things, or IoT, connectivity products, services and solutions. We help our customers deploy, monitor and manage critical communications infrastructures that deliver important information in demanding environments with high levels of security and reliability. We have two reportable operating segments under applicable accounting standards: (i) IoT Products & Services; and (ii) IoT Solutions.
Our IoT Products & Services segment offers products and services that help original equipment manufacturers, enterprise and government customers create and deploy, secure IoT connectivity solutions. From embedded and wireless modules to console servers as well as enterprise and industrial routers, we provide a wide variety of communication sub-assemblies and finished products to meet our customers’ IoT communication requirements. In addition, this segment provides our customers with a device management platform and other professional services to enable customers to capture and manage data from devices connected to networks.
Our IoT Solutions segment offers wireless temperature and other condition-based monitoring services as well as employee task management services. These solutions are focused on the following vertical markets: food service, healthcare (primarily pharmacies) and supply chain. These solutions are marketed as SmartSense by Digi. We formed, expanded and enhanced the IoT Solutions segment primarily through four acquisitions.
Corporate Information
We were incorporated in 1985 as a Minnesota corporation. We were reorganized as a Delaware corporation in 1989 in conjunction with our initial public offering. Our world headquarters is located at 9350 Excelsior Blvd., Suite 700, Hopkins, Minnesota 55343. The telephone number at our world headquarters is (952) 912-3444. Our website address is www.digi.com. We have included our website address as an inactive textual reference only. Information contained on, or accessible through, our website is not incorporated in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein.

The Offering
The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of our common stock, see “Description of Capital Stock” in the accompanying prospectus.
Common stock offered by us
3,500,000 shares.
Common stock to be outstanding immediately after this offering
33,178,905 shares (or 33,703,905 shares if the underwriters exercise their option to purchase additional shares in full).
Option to purchase additional shares of common stock
We have granted the underwriters a 30-day option from the date of this prospectus supplement to purchase up to 525,000 additional shares of our common stock.
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $64.1 million, or approximately $73.8 million if the underwriters exercise their option to purchase additional shares of common stock in full, in each case, after deducting underwriting discounts and commissions and our estimated offering expenses.
We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds.”
Risk factors
Investing in our common stock involves a high degree of risk. See the description of risks set forth under “Risk Factors” beginning on page S-4 in this prospectus supplement, page 3 of the accompanying prospectus and otherwise incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of factors that you should read and carefully consider before deciding to invest in our common stock.
Nasdaq Global Select Market symbol
“DGII”
The number of shares of our common stock to be outstanding immediately after this offering is based on 29,678,905 shares outstanding as of December 31, 2020, and excludes as of that date:
•
6,411,776 shares of our common stock held in treasury;

•
3,384,808 shares of our common stock issuable upon the exercise of outstanding stock options under our equity incentive plans as of December 31, 2020, with a weighted-average exercise price of  $12.86 per share;

•
958,829 shares of our common stock issuable upon the vesting of outstanding restricted stock units, or RSUs, under our equity incentive plans as of December 31, 2020;

•
648,815 shares of our common stock reserved for future issuance under our 2020 Omnibus Incentive Plan, or the 2020 Plan, as of December 31, 2020, as well as any future increases in the number of shares of our common stock reserved for issuance under the 2020 Plan pursuant to evergreen provisions; and

•
686,468 shares of our common stock reserved for future issuance under our Employee Stock Purchase Plan as amended and restated as of December 10, 2019, October 29, 2013, December 4, 2009 and November 27, 2006, or the ESPP, as of December 31, 2020, as well as any future increases in the number of shares of our common stock reserved for issuance under the ESPP pursuant to evergreen provisions.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options to purchase shares of our common stock since December 31, 2020, no vesting of outstanding RSUs since December 31, 2020 and no exercise by the underwriters of their option to purchase additional shares of our common stock.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should consider carefully the risks described below, together with the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, including the risks and uncertainties discussed under the heading “Risk Factors” contained in the accompanying prospectus and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the Securities and Exchange Commission, or the SEC, which are incorporated by reference into this this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we may authorize for use in connection with an offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to this Offering and our Common Stock
Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.
If you purchase the common stock sold in this offering, you will experience immediate and substantial dilution in your investment. You will experience further dilution if we issue additional equity securities in the future.
Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of  $19.50 per share, and our net tangible book value as of December 31, 2020, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of  $16.12 per share with respect to the net tangible book value of the common stock purchased in this offering. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.
In addition, if outstanding stock options are exercised, when outstanding RSUs are settled in shares or if other shares are issued, investors purchasing our common stock in this offering would experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders or result in downward pressure on the price of our common stock.
Sales of substantial amounts of our common stock in the public markets, or the perception that such sale might occur, could reduce the price that our common stock might otherwise attain.
Sales of a substantial amount of shares of our common stock in the public market, particularly sales by our directors, executive officers and significant stockholders, or the perception that these sales could occur, could cause the market price of our common stock to decline and may make it more difficult for you to sell your common stock at a time and price that you deem appropriate. Our executive officers and directors have entered into lock-up agreements with the underwriters under which they have agreed, subject to specific exceptions, not to sell, directly or indirectly, any shares of common stock without the permission of Piper Sandler & Co. for a period of 75 days after the date of the pricing of the offering. We refer to such period as the lock-up period. When the lock-up period expires, we and the executive officers and directors who are subject to lock-up agreements will be able to sell shares in the public market. Sales of a substantial number of such shares upon expiration of the lock-up agreements, the perception that such sales may occur, or early release of these agreements, could cause the market price of our common stock to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.
We do not currently intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.
We have never declared nor paid cash dividends on our capital stock. We currently plan to retain all of our future earnings, if any, to finance the operation, development and growth of our business. In addition, the terms of any current or future debt or credit agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.
The market price of our common stock may be adversely affected by market conditions affecting the stock markets in general, including price and trading fluctuations on the Nasdaq Global Select Market.
Market conditions may result in volatility in the level of, and fluctuations in, market prices of stocks generally and, in turn, our common stock and sales of substantial amounts of our common stock in the market, in each case being unrelated or disproportionate to changes in our operating performance. A weak global economy and the ongoing impact of the COVID-19 pandemic could also contribute to extreme volatility of the markets, which may have an effect on the market price of our common stock.
If securities or industry analysts fail to continue publishing research about our business, if they change their recommendations adversely or if our results of operations do not meet their expectations, our stock price and trading volume could decline.
The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. In addition, it is likely that in some future period our operating results will be below the expectations of securities analysts or investors. If one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, our stock price could decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated in this prospectus by reference herein and therein, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the section titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC.
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expects,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.
You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus supplement, even if new information becomes available in the future.

USE OF PROCEEDS
We estimate that we will receive net proceeds of approximately $64.1 million (or approximately $73.8 million if the underwriters exercise their option to purchase additional shares in full), from the sale of the shares of common stock offered by us in this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for working capital and general corporate purposes.
We may also use the net proceeds to acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition, we regularly evaluate acquisition opportunities and engage in related discussions with other companies.
This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As a result, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, our management will retain broad discretion over the allocation of the net proceeds from this offering.
Pending use of the proceeds as described above or otherwise, we intend to invest the net proceeds of this offering in short- to medium-term, investment-grade, interest-bearing securities, certificates of deposit or government securities.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2020:
•
on an actual basis; and

•
on an as adjusted basis to give effect to our issuance and sale of 3,500,000 shares of our common stock in this offering at the public offering price of  $19.50 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read the following table together with the section titled “Use of Proceeds” in this prospectus supplement as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements, including the related notes thereto, and other financial data incorporated by reference into this prospectus supplement from our Quarterly Report on Form 10-Q for the quarter ended December 31, 2020.
	As of December 31, 2020 (unaudited)
(in thousands, except share and per share data)	Actual	As Adjusted
Cash and cash equivalents	$49,263	$113,359
Long-term debt	43,483	43,483
Stockholders’ equity:
Common stock, $0.01 par value; authorized shares – 60,000,000; actual issued and outstanding shares – 36,090,681; and as adjusted issued and outstanding shares – 39,590,681	361	396
Additional paid-in capital	285,536	349,597
Retained earnings	170,023	170,023
Accumulated other comprehensive loss	(21,945)	(21,945)
Treasury stock, at cost – 6,411,776 shares	(56,333)	(56,333)
Total stockholders’ equity	377,642	441,738
Total capitalization	$421,125	$485,221
The table above assumes no exercise of the underwriters’ option to purchase additional shares of our common stock and is based on 29,678,905 shares of our common stock outstanding as of December 31, 2020, and excludes as of that date:
•
6,411,776 shares of our common stock held in treasury;

•
3,384,808 shares of our common stock issuable upon the exercise of outstanding stock options under our equity incentive plans as of December 31, 2020, with a weighted-average exercise price of  $12.86 per share;

•
958,829 shares of our common stock issuable upon the vesting of outstanding RSUs under our equity incentive plans as of December 31, 2020;

•
648,815 shares of our common stock reserved for future issuance under the 2020 Plan as of December 31, 2020, as well as any future increases in the number of shares of our common stock reserved for issuance under the 2020 Plan pursuant to evergreen provisions; and

•
686,468 shares of our common stock reserved for future issuance under the ESPP as of December 31, 2020, as well as any future increases in the number of shares of our common stock reserved for issuance under the ESPP pursuant to evergreen provisions.

DILUTION
If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the price per share of our common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.
As of December 31, 2020, our net tangible book value was approximately $47.9 million, or $1.61 per share of our common stock, based upon 29,678,905 shares of our common stock outstanding as of that date. Historical net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.
After giving effect to the sale of 3,500,000 shares of common stock in this offering at the public offering price of  $19.50 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2020 would have been approximately $112.0 million, or approximately $3.38 per share of common stock. This represents an immediate increase in as adjusted net tangible book value of  $1.77 per share to our existing stockholders and an immediate dilution of  $16.12 per share to new investors participating in this offering.
Dilution per share to new investors is determined by subtracting net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this per share dilution on a per share basis:
Public offering price per share		$19.50
Historical net tangible book value per share as of December 31, 2020	$1.61
Increase in net tangible book value per share attributable to new investors in this offering	$1.77
As adjusted net tangible book value per share after giving effect to this offering		$3.38
Dilution per share to new investors participating in this offering		$16.12
If the underwriters exercise their option in full to purchase 525,000 additional shares of common stock in this offering at the public offering price, the as adjusted net tangible book value per share as of December 31, 2020, after giving effect to this offering, would have been approximately $3.61 per share, representing an increase in net tangible book value of  $2.00 per share to existing stockholders and immediate dilution of  $15.89 per share to investors purchasing our common stock in this offering at the public offering price.
The foregoing table and discussion is based on 29,678,905 shares outstanding as of December 31, 2020, and excludes as of that date:
•
6,411,776 shares of our common stock held in treasury;

•
3,384,808 shares of our common stock issuable upon the exercise of outstanding stock options under our equity incentive plans as of December 31, 2020, with a weighted-average exercise price of  $12.86 per share;

•
958,829 shares of our common stock issuable upon the vesting of outstanding RSUs under our equity incentive plans as of December 31, 2020;

•
648,815 shares of our common stock reserved for future issuance under the 2020 Plan as of December 31, 2020, as well as any future increases in the number of shares of our common stock reserved for issuance under the 2020 Plan pursuant to evergreen provisions; and

•
686,468 shares of our common stock reserved for future issuance under the ESPP as of December 31, 2020, as well as any future increases in the number of shares of our common stock reserved for issuance under the ESPP pursuant to evergreen provisions.

To the extent that any outstanding stock options are exercised, outstanding RSUs are settled, new stock options or RSUs are issued under the 2020 Plan, or we otherwise issue additional shares of common stock in the future at a price less than the public offering price, there will be further dilution to new investors.
In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MATERIAL UNITED STATES FEDERAL INCOME TAX
CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a summary of material U.S. federal income tax considerations of the ownership and disposition of our common stock by non-U.S. holders, as defined below. It is not intended to be a complete analysis of all the U.S. federal income tax considerations that may be relevant to non-U.S. holders. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly with retroactive effect, which may result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service, or the IRS with respect to the statements made and the conclusions reached in the following summary. There can be no assurance that the IRS will agree with such statements and conclusions or that any contrary position taken by the IRS would not be sustained by a court.
This summary also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction, or any alternative minimum or net investment income tax considerations. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:
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banks, insurance companies or other financial institutions;

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tax-exempt organizations;

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an integral part or controlled entity of a foreign sovereign;

•
dealers in securities or currencies;

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traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

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controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax;

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certain former citizens or long-term residents of the United States;

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persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

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qualified foreign pension funds;

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persons deemed to sell our common stock under the constructive sale provisions of the Code; or

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persons who hold our common stock other than as a capital asset (generally, an asset held for investment purposes).

In addition, if a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.
YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Non-U.S. Holder Defined
For the purposes of this discussion, a non-U.S. holder means a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or other entity or arrangement treated as a partnership or a disregarded entity for U.S. federal income tax purposes, regardless of its place of organization or formation). A U.S. holder means a beneficial owner of our common Stock that is for U.S. federal income tax purposes (a) an individual who is a citizen or resident of the United States, (b) a corporation or other entity treated as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.
Distributions
We have not made any distributions on our common stock and do not plan to make any distributions for the foreseeable future. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock, which will be subject to tax as described in “Gain on Disposition of Common Stock”, below.
Any dividend paid to you generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, you must provide us with an IRS Form W-8BEN or other appropriate version of IRS Form W- 8 or successor form certifying qualification for the reduced rate.
Dividends received by you that are effectively connected with your conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment (or, if you are an individual, a fixed base) maintained by you within the United States) are exempt from such withholding tax. In order to obtain this exemption, you must provide us with an IRS Form W-8ECI or successor form properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.
If you are eligible for a reduced rate of withholding tax pursuant to a tax treaty, you may obtain a refund of any excess amounts withheld if you file an appropriate claim for refund with the IRS.
Gain on Disposition of Common Stock
You generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:
•
the gain is effectively connected with your conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment (or, if you are an individual, a fixed base) maintained by you within the United States);

•
you are an individual non-U.S. holder who holds our common stock as a capital asset, who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•
our common stock constitutes a U.S. real property interest by reason of our status as a “United States real property holding corporation” for U.S. federal income tax purposes, or USRPHC, at any time within the shorter of the five-year period preceding the disposition or your holding period for our common stock.

If you are a non-U.S. holder described in the first bullet above, you will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. Corporate non-U.S. holders described in the first bullet above may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be required to pay a flat 30% tax on the gain derived from the sale, which may be offset by U.S.-source capital losses (even though you are not considered a resident of the United States). You should consult any applicable income tax or other treaties, which may provide different rules.
We believe that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if you actually or constructively hold more than five percent of such regularly traded common stock at any time during the shorter of the five-year period preceding the disposition or your holding period for our common stock. If gain on the sale or other taxable disposition of our stock is ever subject to tax because we are a USRPHC, you would be subject to regular U.S. federal income tax with respect to such gain, generally in the same manner as a U.S. person.
Backup Withholding and Information Reporting
Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.
Payments of dividends or of proceeds on the disposition of stock made to you may be subject to information reporting and backup withholding (currently at a rate of 24%) unless you establish an exemption, for example by properly certifying your non-U.S. status on a Form W-8BEN or another appropriate version of IRS Form W-8 or successor form. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.
Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.
Withholding and Information Reporting Requirements — FATCA
The Foreign Account Tax Compliance Act, or FATCA, generally imposes a U.S. federal withholding tax at a rate of 30% on payments of dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA. Under applicable U.S. Treasury regulations, withholding under FATCA generally applies to payments of dividends on our common stock, and to payments of gross proceeds from the sale or other disposition of our common stock, although under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on such proposed regulations pending finalization), no withholding would apply with respect to payments of gross proceeds. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of the tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our common stock and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement between us and Piper Sandler & Co., as the representative of the underwriters named below and the sole bookrunning manager of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed opposite its name below.
Underwriter	Number of Shares
Piper Sandler & Co.	2,275,000
Craig-Hallum Capital Group LLC	525,000
Stephens Inc.	525,000
Roth Capital Partners, LLC	105,000
Colliers Securities LLC	70,000
Total	3,500,000
The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.
Option to Purchase Additional Shares
We have granted the underwriters an option to purchase up to 525,000 additional shares of common stock from us. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.
Discounts, Commissions and Expenses
The underwriters have advised us that they propose to offer the shares of common stock to the public at the public offering price set forth on the cover of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of  $0.6435 per share of common stock. After the offering, if all of the shares of common stock are not sold at the public offering price, the public offering price and concession may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover of this prospectus supplement.
The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters in connection with this offering, assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares:
	Per Share	Total Without Option Exercise	Total With Full Option Exercise
Public offering price	$19.5000	$68,250,000	$78,487,500
Underwriting discounts and commissions	$1.0725	$3,753,750	$4,316,813
Proceeds, before expenses, to us	$18.4275	$64,496,250	$74,170,687

We estimate that the total fees and expenses payable by us in connection with this offering, excluding underwriting discounts and commissions referred to above, will be approximately $400,000. We have agreed to reimburse the underwriters for certain expenses incurred by them in connection with the offering, in an amount not to exceed $150,000.
Indemnification of Underwriters
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.
Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “DGII.”
No Sales of Similar Securities
We have agreed that we will not (i) offer, pledge, sell, contract to sell, grant any option to purchase, purchase any option to sell, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities that are convertible into or exercisable or exchangeable for, or that represent the right to receive, shares of our common stock or any such substantially similar securities, or publicly disclose the intention to do any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or any such other securities, whether any such transaction is to be settled by delivery of common stock or such other securities, in cash or otherwise, in each case without the prior written consent of Piper Sandler & Co. for a period of 90 days after the date of this prospectus supplement, other than, subject to certain conditions and limitations, (1) the shares of our common stock to be sold in this offering (2) the issuance of shares of common stock and the granting of stock options, RSUs or other equity awards pursuant to employee stock option plans or other equity compensation plans existing on the date of this prospectus supplement and described herein, (3) the issuance of shares of common stock pursuant to any contingent consideration arrangement described herein, (4) facilitating the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, and (5) the sale or issuance of, or entry into an agreement providing for the sale or issuance of, common stock or securities convertible into or exercisable or exchangeable for shares of common stock in connection with certain mergers and acquisitions activities, joint ventures, commercial relationships or other strategic transactions.
Our directors and executive officers have agreed, subject to certain exceptions, that, without the prior written consent of Piper Sandler & Co. on behalf of the underwriters, they will not, during the period ending 75 days after the date of this prospectus supplement:
•
offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive common stock whether now owned or hereafter acquired;

•
enter into any hedge, swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities;

•
make any demand for or exercise any right with respect to the registration of any common stock or any security convertible into or exercisable or exchangeable for common stock; or

•
publicly disclose the intention to do any of the foregoing.

The restrictions described in the immediately preceding paragraph contained in the lock-up agreements with our directors and executive officers do not apply, subject to certain conditions and limitations, to certain transactions, including transfers or dispositions of such securities:
•
as a bona fide gift or gifts;

•
to an immediate family member of the holder or to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the holder or the immediate family of the holder;

•
to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate of the holder;

•
as part of a distribution to limited or general partners, limited liability company members, stockholders or other equityholders of the holder, or to the estate of any such person;

•
if the holder is a trust, to the beneficiary of such trust or the estate of any such beneficiary;

•
by testate succession or intestate succession;

•
by operation of law, including pursuant to a qualified domestic relations order, or in connection with a divorce settlement or other order of a court or administrative or regulatory agency;

•
to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under any of the foregoing exceptions;

•
in connection with the exercise or settlement of stock options, RSUs or other equity awards granted pursuant to equity incentive plans described herein;

•
to us in connection with the vesting, settlement or exercise of options, RSUs or other equity awards granted pursuant to equity incentive plans described herein, in each case on a “net” or “cashless” basis or to cover tax withholding obligations in connection therewith;

•
to us in connection with the death, disability or termination of employment or service of an employee or service provider of the Company;

•
pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of our common stock involving a change of control that has been approved by our board of directors; or

•
the establishment of a trading plan pursuant to Rule 10b5-1 of the Exchange Act.

Piper Sandler & Co., in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.
Price Stabilization, Short Positions and Penalty Bids
The underwriters have advised us that, pursuant to Regulation M under the Exchange Act, the underwriters participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.
“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock from us or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares from us through the option to purchase additional shares.
“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.
A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the shares of common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.
The underwriters may also engage in passive market making transactions in our common stock on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. If passive market making is commenced, it may be discontinued at any time.
Electronic Distribution
A prospectus in electronic format may be made available by e-mail or on the websites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on each underwriter’s or its affiliates’ websites and any information contained in any other website maintained by any of the underwriters or an affiliate is not part of this prospectus supplement, has not been approved or endorsed by us or the underwriters and should not be relied upon by investors.
Other Activities and Relationships
The underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. In addition, from time to time, certain of the underwriters and their respective affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
Selling Restrictions
European Economic Area and the United Kingdom
In relation to each Member State of the European Economic Area and the United Kingdom (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any of our representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).
United Kingdom
Each underwriter has represented and agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Canada
The shares of common stock may be sold only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from the prospectus requirements and in compliance with the registration requirements of applicable securities laws.
Germany
Each person who is in possession of this prospectus is aware of the fact that no German securities prospectus (wertpapierprospekt) within the meaning of the German Securities Prospectus Act (Wertpapier-prospektgesetz, or the Act) of the Federal Republic of Germany has been or will be published with respect to the shares of our common stock. In particular, each underwriter has represented that it has not engaged and has agreed that it will not engage in a public offering in the Federal Republic of Germany within the meaning of the Act with respect to any of the shares of our common stock otherwise than in accordance with the Act and all other applicable legal and regulatory requirements.
Hong Kong
The shares of common stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:
(a)
to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(b)
where no consideration is or will be given for the transfer; or

(c)
where the transfer is by operation of law.

Solely for the purposes of its obligations pursuant to section 309B(1)(a) and 309B(1)(c) of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products; and MAS notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the shares of common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the shares of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of the shares of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of the shares of common stock.
United Arab Emirates
This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (“DFSA”), a regulatory authority of the Dubai International Financial Centre (“DIFC”). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The shares of common stock may not be offered to the public in the UAE and/or any of the free zones.
The shares of common stock may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.
France
This prospectus supplement (including any amendment, supplement or replacement thereto) is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier).
This prospectus supplement has not been and will not be submitted to the French Autorité des marchés financiers (the “AMF”) for approval in France and accordingly may not and will not be distributed to the public in France.
Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:
1.
the transaction does not require a prospectus to be submitted for approval to the AMF;

2.
persons or entities referred to in Point 2°, Section II of Article L.411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in Articles D. 411-1, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and

3.
the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.

This prospectus supplement is not to be further distributed or reproduced (in whole or in part) in France by the recipients of this prospectus supplement. This prospectus supplement has been distributed on the understanding that such recipients will only participate in the issue or sale of our common stock for their own account and undertake not to transfer, directly or indirectly, our common stock to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code.

LEGAL MATTERS
The validity of the shares of common stock being offered by this prospectus supplement will be passed upon for us by Faegre Drinker Biddle & Reath LLP, Minneapolis, Minnesota. Certain legal matters related to this offering will be passed upon for the underwriters by DLA Piper LLP (US), New York, New York.
EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated herein by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the investor relations section of our website, which is located at www.digi.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on or accessible through our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference herein or therein, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Exchange Act and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement until the termination of the offering of the shares covered by this prospectus supplement and the accompanying prospectus (in each case, other than those documents or the portions of those documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
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our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on November 25, 2020;

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our definitive proxy statement on Schedule 14A, filed with the SEC on December 18, 2020 (solely with respect to the portions thereof incorporated by reference into our Annual Report on Form 10-K);

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our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2020, filed with the SEC on February 5, 2021;

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our Current Reports on Form 8-K filed with the SEC on October 14, 2020 and February 4, 2021; and

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the description of our common stock contained in registration statements filed pursuant to the Exchange Act, including any amendments thereto or reports filed for the purposes of updating those descriptions.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or therein, in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.
You may request, and we will provide to you, a copy of these filings at no cost by writing or telephoning us at the following address:
Digi International Inc.
9350 Excelsior Blvd., Suite 700
Hopkins, Minnesota 55343
Attention: Investor Relations
(952) 912-3444

PROSPECTUS
DIGI INTERNATIONAL INC.
Common Stock

We may, from time to time, offer to sell common stock in amounts, at prices and on terms described in one or more supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.
This prospectus describes some of the general terms that may apply to an offering of our common stock. The specific terms and any other information relating to a specific offering will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus or may be set forth in one or more documents incorporated by reference in this prospectus. The amendment or supplement, as applicable, may also add, update or change information contained in this prospectus with respect to that specific offering. This prospectus may not be used to offer to sell any shares of common stock unless accompanied by a prospectus supplement.
Our common stock may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers; or through a combination of these methods. The names of any underwriter, dealer or agent involved in the sale of our common stock and their compensation will be described in an applicable prospectus supplement. See “Plan of Distribution.”
Our common stock is listed on the Nasdaq Global Select Market under the symbol “DGII.”
Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus, in the applicable prospectus supplement and in the documents incorporated by reference herein and therein before investing in our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 2, 2021.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may offer and sell from time to time in one or more offerings the common stock described in this prospectus. No limit exists on the aggregate number of shares of common stock we may sell pursuant to the registration statement.
This prospectus provides you with a general description of our common stock. Each time we sell shares of our common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement that is of a more recent date, may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information.” This prospectus may not be used to consummate a sale of our common stock unless it is accompanied by a prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to an offering of our common stock.
We have not authorized anyone to provide you with information other than the information contained or incorporated by reference in this prospectus and any related prospectus supplement, or in any free writing prospectus that we may authorize in connection with an offering of our shares of common stock. No one is making offers to sell or seeking offers to buy shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and any prospectus supplement is accurate only as of the date on the front of this prospectus or the prospectus supplement, as applicable, and that any information we have incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date given in the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.
References in this prospectus to “Digi,” the “Company,” “we,” “us” and “our” refer to Digi International Inc., a Delaware corporation, together with our consolidated subsidiaries.
We have proprietary rights to several trademarks used in this prospectus which are important to our business. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. All other brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

DIGI INTERNATIONAL INC.
We are a leading global provider of business and mission-critical Internet of Things, or IoT, connectivity products, services and solutions. We help our customers deploy, monitor and manage critical communications infrastructures that deliver important information in demanding environments with high levels of security and reliability. We have two reportable operating segments under applicable accounting standards: (i) IoT Products & Services; and (ii) IoT Solutions.
Our IoT Products & Services segment offers products and services that help original equipment manufacturers, enterprise and government customers create and deploy, secure IoT connectivity solutions. From embedded and wireless modules to console servers as well as enterprise and industrial routers, we provide a wide variety of communication sub-assemblies and finished products to meet our customers’ IoT communication requirements. In addition, this segment provides our customers with a device management platform and other professional services to enable customers to capture and manage data from devices connected to networks.
Our IoT Solutions segment offers wireless temperature and other condition-based monitoring services as well as employee task management services. These solutions are focused on the following vertical markets: food service, healthcare (primarily pharmacies) and supply chain. These solutions are marketed as SmartSense by Digi. We formed, expanded and enhanced the IoT Solutions segment primarily through four acquisitions.
We were incorporated in 1985 as a Minnesota corporation. We were reorganized as a Delaware corporation in 1989 in conjunction with our initial public offering. Our world headquarters is located at 9350 Excelsior Blvd., Suite 700, Hopkins, Minnesota 55343. The telephone number at our world headquarters is (952) 912-3444. Our website address is www.digi.com. We have included our website address as an inactive textual reference only. Information contained on, or accessible through, our website is not incorporated in this prospectus, or any accompanying prospectus supplement or any document incorporated by reference herein or therein.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with an offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, and the documents incorporated in this prospectus by reference, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the section titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC.
This prospectus contains, and the documents incorporated by reference herein and any applicable prospectus supplement may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expects,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.
You should read this prospectus, the registration statement of which this prospectus is a part, the documents incorporated by reference herein and any applicable prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of our common stock offered under this prospectus. Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for working capital and general corporate purposes. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any common stock sold pursuant to that prospectus supplement.

PLAN OF DISTRIBUTION
We may sell the common stock to one or more underwriters for public offering and sale by them and may also sell the common stock to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of common stock in the applicable prospectus supplement. We have reserved the right to sell or exchange our common stock directly to investors on our own behalf in those jurisdictions where we are authorized to do so.
We may distribute the common stock from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell the common stock upon the terms and conditions set forth in the applicable prospectus supplement. We, or the purchasers of the common stock for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions, in connection with the sale of the common stock. Underwriters may sell the common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase the common stock as a principal and may then resell the common stock at varying prices to be determined by the dealer.
We will describe in the applicable prospectus supplement any compensation we pay to underwriters or agents in connection with the offering of our common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of the common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act and to reimburse these persons for certain expenses. We may grant underwriters who participate in the distribution of the common stock we are offering under this prospectus an option to purchase additional shares in connection with the distribution.
To facilitate the offering of our common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the common stock. This may include over-allotments or short sales of the common stock, which involve the sale by persons participating in the offering of more common stock than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their option to purchase additional shares, if any. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the common stock sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may indemnify the underwriters, agents or dealers who participate in the distribution of our common stock against certain liabilities, including liabilities under the Securities Act. We may also contribute to payments that the underwriters, dealers or agents or any of their controlling persons may be required to make in respect of such liabilities. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

DESCRIPTION OF CAPITAL STOCK
The summary of the general terms and provisions of the capital stock of the Company set forth below does not purport to be complete and is subject to and qualified by reference to the Company’s Restated Certificate of Incorporation, as amended, or the Certificate of Incorporation, and Amended and Restated By-Laws of the Company, or the By-laws, each of which is attached as an exhibit to the registration statement of which this prospectus forms a part. For additional information, please read the Certificate of Incorporation, the By-laws and the applicable provisions of the General Corporation Law of Delaware, or the DGCL.
Authorized Capital
The Company is authorized to issue up to 60,000,000 shares of common stock, with a par value of  $0.01 per share, and 2,000,000 shares of preferred stock, with a par value of  $0.01, or the Preferred Stock. The Company’s Board of Directors, or the Board of Directors, has the power and authority to fix by resolution any designation, series, voting power, preference, right, qualification, limitation, restriction, dividend, time and price of redemption and conversion right with respect to the Preferred Stock.
Voting Rights
The holders of shares of the Company’s common stock are entitled to one vote per share on all matters voted upon by the Company’s stockholders. The Company’s common stock does not have cumulative voting rights, and, accordingly, holders of more than 50% of the outstanding shares of common stock will be able to elect all of the members of the Board of Directors. If the number of candidates exceeds the number of members to be elected to the Board of Directors, they may be elected by plurality vote. The following significant corporate transactions require approval by the affirmative vote of at least 80% of the outstanding shares entitled to vote, voting together as a single class: (i) Business Combinations with Interested Stockholders (as described below), (ii) amendments to Articles Fifth and Sixth of the Certificate of Incorporation and (iii) amendments to By-laws proposed by stockholders. Other matters to be voted upon by the holders of common stock normally require the affirmative vote of a majority of the shares present at the particular stockholders meeting. The holders of the Preferred Stock shall not be entitled to vote nor receive notice of any meeting of stockholders at which they are not entitled to vote unless the Board of Directors so provides.
Dividend Rights
After satisfaction of the dividend rights of holders of Preferred Stock, the holders of shares of the Company’s common stock are entitled to receive dividends, if any, in such amounts as may be declared from time to time by the Board of Directors in its discretion out of any funds legally available therefor and as permitted by the DGCL.
Liquidation Rights
In the event of the Company’s dissolution, liquidation or winding-up, the holders of shares of common stock are entitled to share ratably in any assets of the Company remaining after payment in full of creditors and preferred stockholders to the extent of any liquidation preferences.
No Preemptive Rights
There are no preemptive, subscription, conversion, redemption or sinking fund rights pertaining to the common stock. The absence of preemptive rights could result in a dilution of the interest of investors should additional common stock be issued.
Listing
Our common stock is currently traded on the Nasdaq Global Select Market under the symbol “DGII.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is EQ Shareowner Services.

Anti-Takeover Provisions
The Certificate of Incorporation, the By-laws and the DGCL contain certain provisions that may discourage an unsolicited takeover of the Company or make an unsolicited takeover of the Company more difficult. The following are some of the more significant anti-takeover provisions that are applicable to the Company:
Business Combinations with Interested Stockholders
The Certificate of Incorporation provides that, in addition to any affirmative vote required by law or by the Certificate of Incorporation or the By-laws, (a) any merger or consolidation of the Company or any subsidiary with (i) any Interested Stockholder (a person who (i) is the beneficial owner of voting stock representing 20% or more of the votes entitled to be cast by the holders of all then outstanding shares of voting stock; or (ii) is an affiliate or associate of the Company and at any time within the two-year period immediately prior to the date in questions was the beneficial owner of voting stock representing 20% or more of the votes entitled to be cast by the holders of all then outstanding shares of voting stock) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an affiliate or associate of an Interested Stockholder, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) with any Interested Stockholder (as defined below) or any affiliate or associate of any Interested Stockholder involving any assets or securities of the Company, any subsidiary or any Interested Stockholder or any affiliate or associate of any Interested Stockholder having an aggregate fair market value equal to or greater than 10% of the book value of the consolidated assets of the Company, (c) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of an Interested Stockholder or any affiliate or associate of any Interested Stockholder, (d) any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of capital stock, or any securities convertible into capital stock or into equity securities of any subsidiary, that is beneficially owned by any Interested Stockholder or any affiliate or associate of any Interested Stockholder, or (e) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) through (d), shall require the affirmative vote of not less than 80% of the votes entitled to be cast by the holders of all then outstanding shares of voting stock, voting together as a single class. The foregoing restriction does not apply to (i) transactions approved by a majority (whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the voting stock that caused the Interested Stockholder to become an Interested Stockholder) of the Continuing Directors (any member of the Board of Directors, while such person is a member of the Board of Directors, who was a member of the Board of Directors prior to the time that the Interested Stockholder involved in the Business Combination (as defined below) in questions became an Interested Stockholder, and any member of the Board of Directors, whose election, or nomination for election by the Company’s stockholders, was approved by vote of a majority of the Continuing Directors; provided, however, that in no event shall an Interested Stockholder involved in the Business Combination in question or any affiliate, associate or representative of such Interested Stockholder be deemed to be a Continuing Director); or (ii) transactions in which all stockholders receive a specified consideration per share and such transaction meets the additional conditions set forth in Article Sixth of the Certificate of Incorporation. The affirmative vote of the holders of at least 80% percent or more of the voting stock of the Company, voting together as a single class, is required to amend or repeal this provision of the Certificate of Incorporation.
Delaware Anti-Takeover Law
In general, Section 203 of the DGCL prohibits a Delaware corporation with a class of voting stock listed on a national securities exchange or held of record by 2,000 or more stockholders from engaging in a Business Combination with an Interested Stockholder for a three-year period following the time that this stockholder becomes an interested stockholder, unless the Business Combination is approved in a prescribed manner. A Business Combination includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the Interested Stockholder. An Interested Stockholder is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of Interested Stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a Business Combination between a corporation and an Interested Stockholder is prohibited for seven years unless it satisfies one of the following conditions:
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Before the stockholder became an Interested Stockholder, the Board of Directors approved either the Business Combination or the transaction which resulted in the stockholder becoming an Interested Stockholder;

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Upon consummation of the transaction which resulted in the stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

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At or after the time the stockholder became an Interested Stockholder, the Business Combination was approved by the Board of Directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the Interested Stockholder.

The DGCL permits a corporation to opt out of, or choose not to be governed by, its anti-takeover statute by expressly stating so in its original certificate of incorporation (or subsequent amendment to its certificate of incorporation or bylaws approved by its stockholders). The Certificate of Incorporation does not contain a provision expressly opting out of the application of Section 203 of the DGCL; therefore, the Company is subject to the anti-takeover statute.
Special Meetings of Stockholders
The By-laws provide that a special meeting of stockholders may be called only by the Chairman or the Chief Executive Officer of the Company and shall be called by either such officer upon the written request of a majority of the Board of Directors or by a committee of the Board of Directors which has been duly designated by the Board of Directors, and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings.
Stockholder Action by Unanimous Written Consent
The Certificate of Incorporation provides that all stockholder action by written consent must be unanimous.
Advance Notice of Stockholder Business Proposals and Nominations
The By-laws include an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to the Board of Directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors, or by a stockholder that has delivered timely written notice in proper form to the Company’s secretary of the business or mailed to and received at the principal executive office of the Company to be brought before the meeting. These provisions could have the effect of delaying stockholder actions that may be favored by the holders of a majority of the Company’s outstanding voting securities until the next stockholder meeting, or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of the Company.
Classified Board of Directors
The Certificate of Incorporation provides that directors will be divided into three classes and elected for staggered terms. At each annual meeting, approximately one third of the directors will be elected to serve a three-year term. Directors serving staggered terms can be removed from office only for cause.

Authority of the Board of Directors
The Board of Directors has the power to issue any or all of the shares of the Company’s capital stock, including the authority to establish one or more series of Preferred Stock and to fix the powers, preferences, rights and limitations of such class or series, without seeking stockholder approval, and the right to fill vacancies of the Board of Directors (including a vacancy created by an increase in the size of the Board of Directors). Under the Certificate of Incorporation, the Board of Directors has the authority to adopt and change the By-laws upon the affirmative vote of the number of directors which shall constitute, under the provisions of the By-laws, the action of the Board of Directors.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Faegre Drinker Biddle & Reath LLP, Minneapolis, Minnesota. Certain legal matters with respect to the offered securities will be passed upon for any underwriters, dealers or agents by counsel identified in the related prospectus supplement.
EXPERTS
The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated herein by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus and any prospectus supplement are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus or prospectus supplement for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the investor relations section of our website, which is located at www.digi.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Exchange Act and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus until the termination of the offering of the shares covered by this prospectus (in each case, other than those documents or the portions of those documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
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our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on November 25, 2020;

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our definitive proxy statement on Schedule 14A, filed with the SEC on December 18, 2020 (solely with respect to the portions thereof incorporated by reference into our Annual Report on Form 10-K);

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our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2020, filed with the SEC on February 5, 2021;

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our Current Reports on Form 8-K filed with the SEC on October 14, 2020 and February 4, 2021; and

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the description of our common stock contained in registration statements filed pursuant to the Exchange Act, including any amendments thereto or reports filed for the purposes of updating those descriptions.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.
Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document.
You may request, and we will provide to you, a copy of these filings at no cost by writing or telephoning us at the following address:
Digi International Inc.
9350 Excelsior Blvd., Suite 700
Hopkins, Minnesota 55343
Attention: Investor Relations
(952) 912-3444

3,500,000 Shares
DIGI INTERNATIONAL INC.
Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager
Piper Sandler
Co-Managers
Craig-Hallum
Stephens Inc.
Roth Capital Partners
Colliers Securities LLC

March 3, 2021